As filed with the Securities and Exchange Commission on May 11, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
CAPSTEAD MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	75-2027937
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8401 N. Central Expressway, Suite 800 Dallas, Texas	75225-4410 (Zip Code)
(Address of Principal Executive Offices)
Capstead Mortgage Corporation Amended and Restated
2004 Flexible Long-Term Incentive Plan
(Full title of the plan)
Andrew F. Jacobs
8401 N. Central Expressway, Suite 800
Dallas, Texas 75225-4410
(214) 874-2323
(Name, address and telephone number, including area code, of agent for service)

Copies to:
David Barbour
Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
(214) 659-4400
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered	Per Share (2)	Price (2)	Fee (2)
Common Stock, par value $0.01 per share (1)	1,900,000 shares	$10.39	$19,741,000	$607

(1)	The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from Common Stock splits, Common Stock dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(h) and (c), based on the high and low prices of the common stock as reported on the New York Stock Exchange on May 10, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
     The document(s) containing the information required in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
     Capstead Mortgage Corporation (“Registrant”) incorporates by reference in this registration statement the following documents filed with the Securities and Exchange Commission:
(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(2)	The Registrant’s definitive Proxy Statement dated March 9, 2007, issued in connection with the Registrant’s annual stockholders’ meeting.

(3)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007.

(4)	The Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 9, 2007 and May 7, 2007.
     All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the registration statement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or the prospectus.

Item 4.	Description of Securities
     Not applicable.

Item 5.	Interests of Named Experts and Counsel
     The validity of the shares of common stock to be issued pursuant to this registration statement will be passed upon for Registrant by Hogan & Hartson LLP, Maryland counsel.

Item 6.	Indemnification of Directors and Officers
     The Registrant’s charter provides for indemnification of directors to the full extent permitted by Maryland law, indemnification of officers who are also directors to the extent the Registrant shall indemnify its directors and indemnification of officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law.
     Section 2-418 of the Maryland General Corporation Law generally permits a Maryland corporation to indemnify any director made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administration, or investigative, by reason of service in his capacity as a director, unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or, (ii) the director actually received an improper personal benefit in money, property, or services or, (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. If the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. In addition, a director may not be indemnified in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the requisite standard of conduct.

     Section 2-418 also provides that a court of appropriate jurisdiction may, upon application of a director and such notice as the court shall require, order indemnification if it determines that a director is entitled to reimbursement because the director has been successful on the merits or otherwise, in any such proceeding, in which case the director shall be entitled to recover the expenses of securing such reimbursement, or if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the applicable standards of conduct or has been adjudged liable in the proceeding charging improper personal benefit to the director. Indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged on the basis that personal benefit was improperly received shall be limited to expenses. The indemnification and advancement of expenses provided or authorized by Section 2-418 may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders or directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. A corporation may indemnify and advance expenses to an officer, employee, or agent in the corporation to the same extent that it may indemnify directors under Section 2-418 and, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors or contract. Section 2-418 also provides that a corporation may purchase and maintain insurance against liabilities for which indemnification is not expressly provided by the statute.
     Capstead Mortgage Corporation provides insurance from commercial carriers against certain liabilities incurred by its directors and officers.
     Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933.

Item 7.	Exemption from Registration Claimed
     Not applicable.

Item 8.	Exhibits

Exhibit
Number	Description
+4.1	Articles of Incorporation of the Registrant and all amendments thereto (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3 (No. 333-63358)).

+4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on the Form S-3 (No. 333-63358)).

*5.1	Opinion of Hogan & Hartson LLP with respect to legality of the securities.

*23.1	Consent of Hogan & Hartson LLP (included as part of Exhibit 5.1).

23.2	[Reserved]

*23.3	Consent of Ernst & Young LLP.

*24.1	Power of Attorney (set forth on the signature page of this registration statement).

+99.1	Capstead Mortgage Corporation Amended and Restated 2004 Flexible Long-Term Incentive Plan (incorporated by reference to Exhibit 10 to Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007).

+	Incorporated by reference.

*	Filed herewith.

Item 9.	Undertakings
(a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 11, 2007.

CAPSTEAD MORTGAGE CORPORATION
By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Andrew F. Jacobs and Phillip A. Reinsch and each of them (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to this registration statement with the Securities and Exchange Commission, granting to said attorneys-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 11, 2007.

Signature	Title

/s/ Paul M. Low	Chairman of the Board of Directors
Paul M. Low

/s/ Andrew F. Jacobs	Chief Executive Officer, President and Director
Andrew F. Jacobs	(Principal Executive Officer)

/s/ Phillip A. Reinsch	Executive Vice President, Chief Financial Officer and Secretary
Phillip A. Reinsch	(Principal Financial and Accounting Officer)

/s/ Jack Biegler	Director
Jack Biegler

Director
Gary Keiser

/s/ Michael G. O’Neil	Director
Michael G. O’Neil

Director
Christopher W. Mahowald

/s/ Mark S. Whiting	Director
Mark S. Whiting

EXHIBIT INDEX

Exhibit
Number	Description
+4.1	Articles of Incorporation of the Registrant and all amendments thereto (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on the Form S-3 (No. 333-63358)).

+4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on the Form S-3 (No. 333-63358)).

*5.1	Opinion of Hogan & Hartson LLP with respect to legality of the securities.

*23.1	Consent of Hogan & Hartson LLP (included as part of Exhibit 5.1).

23.2	[Reserved]

*23.3	Consent of Ernst & Young LLP.

*24.1	Power of Attorney (set forth on the signature page of this registration statement).

+99.1	Capstead Mortgage Corporation Amended and Restated 2004 Flexible Long-Term Incentive Plan (incorporated by reference to Exhibit 10 to Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007).

+	Incorporated by reference.

*	Filed herewith.